Exhibit 21.1

Sabre Corporation – List of Subsidiaries

The following are subsidiaries of Sabre Corporation as of December 31, 2014 and the states or jurisdictions in which they are organized. Except as otherwise specified, in each case Sabre Corporation owns, directly or indirectly, all of the voting securities of each subsidiary.

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-owned)
Abacus International Pte Ltd.	Singapore	35%
Airline Technology Services Mauritius Ltd.	Mauritius
Cordex Computer Services Limited	United Kingdom
EB International Limited	United Kingdom
EB2 International Pty Ltd	Australia
E-Beam Limited	United Kingdom
Elektroniczne Systemy Sprzedazy Sp. ZO.O.	Poland	40%
First Option Hotel Reservations Limited	United Kingdom
FlightLine Data Services, Inc.	Georgia
Gesellschaft Zur Entwicklung und Vermarktung Interaktiver Tourismusanwendungen mbH	Germany	26%
GetThere Inc.	Delaware
GetThere L.P.	Delaware
Global Travel Broker, S.L.	Spain
Globepost Limited	United Kingdom
Holiday Autos Broker S.L.	Spain
Holiday Service GmbH	Germany
Joint Venture Travel Limited	United kingdom
Last Minute Network Limited	United Kingdom
Last Minute Network Limited	Ireland
Last Minute SPRL	Belgium
Lastminute (Cyprus) Limited	Cyprus
Lastminute Network, S.L.	Spain
Lastminute S.A.S.	France
Lastminute.com BV	Netherlands
lastminute.com GmbH	Germany
lastminute.com Group Services Limited	United Kingdom
lastminute.com Hellas EPE	Greece
lastminute.com Holdings, Inc.	Delaware
lastminute.com Limited	United Kingdom
lastminute.com LLC	Delaware
Lastminute.com Overseas Holdings Limited	United Kingdom
Lastminute.com S.R.L.	Italy
Lastminute.com Theatrenow Limited	United Kingdom
Leisure Cars (Schweiz) GmbH	Switzerland
Leisure Cars Australia Pty Ltd	Australia
Leisure Cars Benelux BVBA-SPRL	Belgium
Leisure Cars European Services GmbH	Switzerland
Leisure Cars France S.A.S.	France
Leisure Cars GmbH	Germany
Leisure Cars Italia S.R.L.	Italy
Leisure Cars Middle East Limited	British Virgin Islands
Leisure Cars Nordic AB	Norway
Leisure Cars Group Limited	United Kingdom
Leisure Cars Holdings Limited	United Kingdom
Leisure Cars International Limited	United Kingdom
Leisure Cars Nordic AS	Norway
Leisure Cars U.K. and Ireland Limited	United Kingdom
LeisureOnRoad, Unipessoal Lda	Portugal
LM Travel Services Ltd	United Kingdom

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-owned)
Moneydirect Americas, Inc.	Delaware	50%
Moneydirect Limited	Ireland	50%
Online Travel Corporation Limited	United Kingdom
Online Travel Services Ltd	United Kingdom
OTC Travel Management Ltd	United Kingdom
PRISM Group, Inc.	Maryland
PRISM Technologies, LLC	New Mexico
Sabre (Australia) Pty Ltd.	Australia
Sabre Airline Solutions GmbH	Germany
Sabre AS (Luxembourg) S.a r.l.	Luxembourg
Sabre Austria GmbH	Austria
Sabre Belgium SA	Belgium
Sabre Bulgaria AD	Bulgaria	20%
Sabre China Sea Technologies Ltd.	Labuan
Sabre Colombia Ltd.	Columbia
Sabre Computer Reservierungssystem GmbH	Austria
Sabre Danmark ApS	Denmark
Sabre Decision Technologies International, LLC	Delaware
Sabre Deutschland Marketing GmbH	Germany
Sabre Dynamic Argentina SRL	Argentina
Sabre Dynamic Mexico, S De R.L. De C.V	Mexico
Sabre EMEA Marketing Limited	United Kingdom
Sabre Espana Marketing, S.A.	Spain
Sabre Europe Management Services Ltd.	United Kingdom
Sabre Finance (Luxembourg) S.a.r.l.	Luxembourg
Sabre France Sarl	France
Sabre GLBL Inc.	Delaware
Sabre Global Services S.A.	Uruguay
Sabre Headquarters, LLC	Delaware
Sabre Hellas S.A.	Greece
Sabre Holdings (Luxembourg) S.a.r.l.	Luxembourg
Sabre Holdings Corporation	Delaware
Sabre Holdings GmbH	Germany
Sabre Iceland ehf.	Iceland
Sabre Informacion S.A. de C.V.	Mexico
Sabre International (Bahrain) W.L.L.	Bahrain
Sabre International (Luxembourg) S.a.r.l.	Luxembourg
Sabre International B.V.	Luxembourg
Sabre International Holdings, LLC	Delaware
Sabre International Newco, Inc.	Delaware
Sabre International, LLC.	Delaware
Sabre Investments, Inc.	Delaware
Sabre Ireland Limited	Ireland
Sabre Ireland Limited Partnership	Ireland
Sabre Israel Travel Technologies LTD.	Israel
Sabre Italia S.r.l.	Italy
Sabre Limited	New Zealand
Sabre Marketing Nederland B.V.	Netherlands
Sabre Norge AS	Norway
Sabre Pakistan (Private) Limited	Pakistan
Sabre Polska Sp. Z.o.o.	Poland
Sabre Portugal Servicios Lda	Portugal
Sabre Rocade AB	Sweden
Sabre Rocade Assist AB	Sweden
Sabre Servicios Administrativos S.A. de C.V.	Mexico
Sabre Seyahat Dagitim Sisternleri A.S.	Turkey
Sabre Sociedad Technologica S.A. de C.V.	Mexico

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-owned)
Sabre Soluciones de Viaje S de RL de CV	Mexico
Sabre Suomi Oy	Finland
Sabre Sverige AB	Sweden
Sabre Technology Enterprises II, Ltd.	Cayman Islands
Sabre Technology Enterprises, Ltd.	Cayman Islands
Sabre Technology Holland B.V.	Netherlands
Sabre Travel International Limited	Ireland
Sabre Travel Network Egypt LLC	Egypt	60%
Sabre Travel Network Middle East W.L.L.	Bahrain
Sabre Travel Network Romania S.R.L.	Romania
Sabre Travel Network Southern Africa (Proprietary) Limited	South Africa
Sabre Travel Technologies (Private) Limited	India
Sabre UK Marketing Ltd.	United Kingdom
Sabre Zenon Cyprus Limited	Cyprus
SabreMark G.P., LLC	Delaware
SabreMark Limited Partnership	Delaware
Secret Hotels Ltd.	United Kingdom
Secret Hotels2 Ltd	United Kingdom
Secret Hotels3 Ltd	United Kingdom
Secret Hotels4 Ltd	United Kingdom
Site59.com, LLC	Delaware
SST Finance, Inc.	Delaware
SST Holding, Inc.	Delaware
Switch Automated Booking Services Co WLL	Kuwait
Taskbrook Limited	United Kingdom
TG India Holdings Company	Cayman Islands
TG India Management Company	Cayman Islands
The Destination Group Ltd	United Kingdom
The Sabre Holdings Foundation, Inc.	Delaware
Travelbargains Ltd	United Kingdom
Travelcoast Ltd	United Kingdom
Travelocity Australia Pty Ltd.	Australia
Travelocity Europe	United Kingdom
Travelocity Global Technologies Private Limited	India
Travelocity GmbH	Germany
Travelocity Holdings I, LLC	Delaware
Travelocity Holdings, Inc.	Delaware
Travelocity International B.V.	Netherlands
Travelocity Nordic AB	Sweden
Travelocity Nordic ApS	Denmark
Travelocity Nordic AS	Norway
Travelocity S.R.L.	Argentina
Travelocity Sabre GmbH	Germany
Travelocity Services Canada Ltd.	Canada
Travelocity.co.uk Limited	United Kingdom
Travelocity.com LLC	Delaware
Travelocity.com LP	Delaware
Travelprice Belgium BVBA—SPRL	Belgium
Travelprice Italia S.R.L	Italy
TVL Common, Inc.	Delaware
Viva Travel Dun Laoghaire	Ireland
Voyages Sur Mesures S.A.S.	France
Zuji Holdings Ltd.	Cayman Islands